SCHEDULE II

                                      INFORMATION WITH RESPECT TO
                           TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

           COMMON STOCK-MIDAS GROUP INC

                    GAMCO INVESTORS, INC.
                                 6/12/02            1,000            12.9900
                                 5/24/02            1,000            13.5000
                                 4/30/02            2,000            14.7950
                                 4/09/02            2,000            14.1990
                                 4/03/02            1,000            14.0000
                                 3/28/02              500            14.7500
                                 3/27/02            2,500            14.5848
                                 3/27/02           12,000            14.5654
                                 3/22/02            1,000            13.9200
                                 3/14/02            5,000-           13.0120
                    GABELLI ADVISERS, INC.
                                 4/22/02            1,000-           15.0000


          (1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED ON THE NYSE.

          (2) PRICE EXCLUDES COMMISSION.